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                                                                     EXHIBIT (j)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Navellier Performance Funds and to the use of our report dated February 20, 2004 on the financial statements and financial highlights of Navellier Performance Funds. Such financial statements and financial highlights appear in the December 31, 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                             TAIT, WELLER & BAKER



PHILADELPHIA, PENNSYLVANIA
APRIL 29, 2004